UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25, 2025

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
NYSE Texas
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due June 1, 2030	T 30C	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 3.600% Global Notes due June 1, 2033	T 33A	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 4.050% Global Notes due June 1, 2037	T 37B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2025, AT&T Mobility II LLC (the “Buyer”), a Delaware limited liability company and indirect, wholly-owned subsidiary of AT&T Inc. (the “Company”), entered into a License Purchase Agreement (the “License Purchase Agreement”) with EchoStar Corporation (“EchoStar”) and certain subsidiaries of EchoStar (together with EchoStar, the “Sellers”).

Pursuant to the License Purchase Agreement, the Buyer will acquire licenses in the 600 MHz band (the “600 MHz Licenses”) and in the 3.45 GHz band (the “3.45 GHz Licenses”), in exchange for total cash consideration of approximately $23 billion, subject to adjustment as discussed below (the “Purchase Price”). Concurrently with entry into the License Purchase Agreement, affiliates of the Buyer and Sellers entered into an agreement to extend the terms of certain existing long-term spectrum manager leases between such parties for an additional period of 99 years in connection with licenses relating to spectrum in Hawaii (the “Hawaii Licenses” and, together with the 600 MHz Licenses and the 3.45 GHz Licenses, the “Licenses”). Consideration for the lease extensions is included in the Purchase Price.

Each of the Sellers and Buyer may, in certain circumstances, elect to exclude certain Licenses from the set of Licenses delivered to the Buyer at the closing of the transactions (the “Closing”), including, with respect to the Buyer, if, prior to the Closing, (i) a License is impaired such that any representations made by the Sellers relating to such License become materially inaccurate, or (ii) such License is revoked, cancelled, terminated or not renewed (any such License, an “Excluded License”). For any Excluded License, the Purchase Price will be reduced by an amount in cash allocated to such license pursuant to the License Purchase Agreement (such Purchase Price reduction, the “Excluded Reduction”). The Sellers are not obligated to consummate the transactions if the Purchase Price, after giving effect to the aggregate amount of Excluded Reductions, is less than $18.6 billion (the “Minimum Purchase Price”). However, if the aggregate amount of Excluded Reductions would otherwise reduce the Purchase Price below the Minimum Purchase Price, the Buyer may elect to pay the Minimum Purchase Price at Closing, in which case this condition will be deemed satisfied.

The License Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations and termination rights.

The License Purchase Agreement provides that consummation of the transactions is subject to the satisfaction or waiver of certain closing conditions, including: (a) no judgment or injunction restraining, enjoining or otherwise prohibiting the transactions; (b) filings and clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (c) the receipt of certain consents and approvals from the Federal Communications Commission.

In addition to the mutual closing conditions described above, the consummation of the transactions is also subject to the satisfaction or waiver of certain conditions that are solely for the benefit of the Buyer, including: (a) receipt of all required regulatory approvals, without the imposition of any condition that would result in a Buyer Regulatory Adverse Effect (as defined in the License Purchase Agreement); (b) grant of all requests included in the FCC applications and notices; (c) certain indebtedness of EchoStar and its affiliates encumbering the Licenses will have been paid off by EchoStar and the corresponding liens encumbering the Licenses having been released; (c) the aggregate Excluded Reduction not exceeding an agreed upon materiality threshold; and (d) absence of any Material Adverse Change (as defined in the License Purchase Agreement).

The License Purchase Agreement provides for specified termination rights. Among other customary termination rights, the Buyer or the Sellers have the right to terminate the License Purchase Agreement if the transactions are not consummated within 12 months of the date of the License Purchase Agreement, subject to up to two six-month extensions if necessary to allow the completion of obtaining the required regulatory approvals. The initial six-month extension may be exercised at the election of either the Buyer or the Sellers, while any second six-month extension would require the mutual agreement of both parties.

Item 7.01	Regulation FD Disclosure.

On August 26, 2025, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release, dated August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 26, 2025	By:	/s/ Pascal Desroches
Pascal Desroches
Senior Executive Vice President and Chief Financial Officer